                                                                     EXHIBIT 4.2

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                          TECHNICAL OLYMPIC USA, INC.,
                                    as Issuer





                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2012


                                   ----------


                                    INDENTURE


                            Dated as of June 25, 2002


                                   ----------





                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee






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                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE........................................1

         Section 1.01.     Definitions..................................................................1

         Section 1.02.     Other Definitions...........................................................24

         Section 1.03.     Incorporation by Reference of Trust Indenture Act...........................25

         Section 1.04.     Rules of Construction.......................................................25

ARTICLE 2.            THE NOTES........................................................................26

         Section 2.01.     Form and Dating.............................................................26

         Section 2.02.     Execution and Authentication................................................26

         Section 2.03.     Registrar and Paying Agent..................................................27

         Section 2.04.     Paying Agent to Hold Money in Trust.........................................27

         Section 2.05.     Holder Lists................................................................27

         Section 2.06.     Transfer and Exchange.......................................................27

         Section 2.07.     Replacement Notes...........................................................38

         Section 2.08.     Outstanding Notes...........................................................38

         Section 2.09.     Treasury Notes..............................................................38

         Section 2.10.     Temporary Notes.............................................................39

         Section 2.11.     Cancellation................................................................39

         Section 2.12.     Defaulted Interest..........................................................39

         Section 2.13.     CUSIP or ISIN Numbers.......................................................39

         Section 2.14.     Special Interest............................................................39

ARTICLE 3.            REDEMPTION AND PREPAYMENT........................................................40

         Section 3.01.     Notices to Trustee..........................................................40

         Section 3.02.     Selection of Notes to Be Redeemed...........................................40

         Section 3.03.     Notice of Redemption........................................................40

         Section 3.04.     Effect of Notice of Redemption..............................................41

         Section 3.05.     Deposit of Redemption Price.................................................41

         Section 3.06.     Notes Redeemed in Part......................................................41

         Section 3.07.     Optional Redemption.........................................................42

         Section 3.08.     Mandatory Redemption........................................................42

ARTICLE 4.            COVENANTS........................................................................43

         Section 4.01.     Payment of Notes............................................................43

         Section 4.02.     Maintenance of Office or Agency.............................................43

         Section 4.03.     Reports.....................................................................43

         Section 4.04.     Compliance Certificate......................................................44

         Section 4.05.     Taxes.......................................................................44

         Section 4.06.     Stay, Extension and Usury Laws..............................................44

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                      PAGE
         Section 4.07.     Corporate Existence.........................................................44

         Section 4.08.     Payments for Consent........................................................45

         Section 4.09.     Maintenance of Consolidated Net Worth.......................................45

         Section 4.10.     Incurrence of Debt..........................................................46

         Section 4.11.     Restricted Payments.........................................................48

         Section 4.12.     Liens.......................................................................50

         Section 4.13.     Asset Sales.................................................................50

         Section 4.14.     Restrictions on Distributions from Restricted Subsidiaries..................52

         Section 4.15.     Transactions with Affiliates................................................53

         Section 4.16.     Designation of Restricted and Unrestricted Subsidiaries.....................54

         Section 4.17.     Repurchase at the Option of Holders Upon a Change of Control................56

         Section 4.18.     Future Subsidiary Guarantors................................................57

         Section 4.19.     Layered Debt................................................................57

         Section 4.20.     Business Activities.........................................................57

         Section 4.21.     Covenant Suspension.........................................................57

ARTICLE 5.            SUCCESSORS.......................................................................58

         Section 5.01.     Merger, Consolidation, or Sale of Property..................................58

         Section 5.02.     Successor Corporation Substituted...........................................60

ARTICLE 6.            DEFAULTS AND REMEDIES............................................................60

         Section 6.01.     Events of Default...........................................................60

         Section 6.02.     Acceleration................................................................61

         Section 6.03.     Other Remedies..............................................................62

         Section 6.04.     Waiver of Past Defaults.....................................................62

         Section 6.05.     Control by Majority.........................................................62

         Section 6.06.     Limitation on Suits.........................................................62

         Section 6.07.     Rights of Holders to Receive Payment........................................63

         Section 6.08.     Collection Suit by Trustee..................................................63

         Section 6.09.     Trustee May File Proofs of Claim............................................63

         Section 6.10.     Priorities..................................................................63

         Section 6.11.     Undertaking for Costs.......................................................64

ARTICLE 7.            TRUSTEE..........................................................................64

         Section 7.01.     Duties of Trustee...........................................................64

         Section 7.02.     Rights of Trustee...........................................................65

         Section 7.03.     Individual Rights of Trustee................................................65

         Section 7.04.     Trustee's Disclaimer........................................................66

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                      PAGE
         Section 7.05.     Notice of Defaults..........................................................66

         Section 7.06.     Reports by Trustee to Holders...............................................66

         Section 7.07.     Compensation and Indemnity..................................................66

         Section 7.08.     Replacement of Trustee......................................................67

         Section 7.09.     Successor Trustee by Merger, etc............................................68

         Section 7.10.     Eligibility; Disqualification...............................................68

         Section 7.11.     Preferential Collection of Claims Against Company...........................68

ARTICLE 8.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................................68

         Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance....................68

         Section 8.02.     Legal Defeasance............................................................68

         Section 8.03.     Covenant Defeasance.........................................................69

         Section 8.04.     Conditions to Legal or Covenant Defeasance..................................69

         Section 8.05.     Deposited Money and Government Securities to be Held in Trust; Other
                           Miscellaneous Provisions....................................................70

         Section 8.06.     Repayment to Company........................................................70

         Section 8.07.     Reinstatement...............................................................71

ARTICLE 9.            AMENDMENT, SUPPLEMENT AND WAIVER.................................................71

         Section 9.01.     Without Consent of Holders of Notes.........................................71

         Section 9.02.     With Consent of Holders of Notes............................................72

         Section 9.03.     With Consent of Holders of Senior Debt......................................73

         Section 9.04.     Compliance with Trust Indenture Act.........................................73

         Section 9.05.     Revocation and Effect of Consents...........................................73

         Section 9.06.     Notation on or Exchange of Notes............................................73

         Section 9.07.     Trustee to Sign Amendments, etc.............................................74

ARTICLE 10.           SUBSIDIARY GUARANTIES............................................................74

         Section 10.01.    Subsidiary Guaranty.........................................................74

         Section 10.02.    Limitation on Subsidiary Guarantor Liability................................75

         Section 10.03.    Execution and Delivery of Subsidiary Guaranty...............................75

         Section 10.04.    Additional Subsidiary Guarantors............................................76

         Section 10.05.    Release of Subsidiary Guarantor.............................................76

ARTICLE 11.           SUBORDINATION....................................................................76

         Section 11.01.    Agreement to Subordinate....................................................76

         Section 11.02.    Liquidation, Dissolution, Bankruptcy........................................76

         Section 11.03.    Default on Senior Debt......................................................77

         Section 11.04.    Acceleration of Payment of Securities.......................................77

                                TABLE OF CONTENTS
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         Section 11.05.    When Distribution Must Be Paid Over.........................................77

         Section 11.06.    Subrogation.................................................................77

         Section 11.07.    Relative Rights.............................................................78

         Section 11.08.    Subordination May Not Be Impaired by Company................................78

         Section 11.09.    Rights of Trustee and Paying Agent..........................................78

         Section 11.10.    Distribution or Notice to Representative....................................78

         Section 11.11.    Article 11 Not to Prevent Events of Default or Limit Right to Accelerate....78

         Section 11.12.    Trust Moneys Not Subordinated...............................................78

         Section 11.13.    Trustee Entitled to Rely....................................................79

         Section 11.14.    Trustee to Effectuate Subordination.........................................79

         Section 11.15.    Trustee Not Fiduciary for Holders of Senior Debt............................79

         Section 11.16.    Reliance by Holders of Senior Debt on Subordination Provisions..............79

ARTICLE 12.           SUBORDINATION OF SUBSIDIARY GUARANTEES...........................................79

         Section 12.01.    Agreement to Subordinate....................................................79

         Section 12.02.    Liquidation, Dissolution, Bankruptcy........................................80

         Section 12.03.    Default on Senior Debt of Subsidiary Guarantor..............................80

         Section 12.04.    Demand for Payment..........................................................80

         Section 12.05.    When Distribution Must Be Paid Over.........................................80

         Section 12.06.    Subrogation.................................................................80

         Section 12.07.    Relative Rights.............................................................81

         Section 12.08.    Subordination May Not Be Impaired by Subsidiary Guarantor...................81

         Section 12.09.    Rights of Trustee and Paying Agent..........................................81

         Section 12.10.    Distribution or Notice to Representative....................................81

         Section 12.11.    Article 12 Not to Prevent Events of Default Under a Subsidiary Guaranty or
                           Limit Right to Demand Payment...............................................81

         Section 12.12.    Trustee Entitled to Rely....................................................81

         Section 12.13.    Trustee to Effectuate Subordination.........................................82

         Section 12.14.    Trustee Not Fiduciary for Holders of Senior Debt of Subsidiary Guarantor....82

         Section 12.15.    Reliance by Holders of Senior Debt of a Subsidiary Guarantor on
                           Subordination Provisions....................................................82

ARTICLE 13.           SATISFACTION AND DISCHARGE.......................................................82

         Section 13.01.    Satisfaction and Discharge..................................................82

         Section 13.02.    Deposited Money and Government Securities to be Held in Trust; Other
                           Miscellaneous Provisions....................................................83

         Section 13.03.    Repayment to Company........................................................83

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                      PAGE
ARTICLE 14.           MISCELLANEOUS....................................................................84

         Section 14.01.    Trust Indenture Act Controls................................................84

         Section 14.02.    Notices.....................................................................84

         Section 14.03.    Communication by Holders of Notes with Other Holders of Notes...............85

         Section 14.04.    Certificate and Opinion as to Conditions Precedent..........................85

         Section 14.05.    Statements Required in Certificate or Opinion...............................85

         Section 14.06.    Rules by Trustee and Agents.................................................85

         Section 14.07.    No Personal Liability of Directors, Officers, Employees and Stockholders....85

         Section 14.08.    Governing Law...............................................................86

         Section 14.09.    No Adverse Interpretation of Other Agreements...............................86

         Section 14.10.    Successors..................................................................86

         Section 14.11.    Severability................................................................86

         Section 14.12.    Counterpart Originals.......................................................86

         Section 14.13.    Table of Contents, Headings, etc............................................86

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                      PAGE
EXHIBITS

         Exhibit A         FORM OF NOTE.................................................................A-1
         Exhibit B         FORM OF CERTIFICATE OF TRANSFER..............................................B-1
         Exhibit C         FORM OF CERTIFICATE OF EXCHANGE..............................................C-1
         Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING
                           INSTITUTIONAL ACCREDITED INVESTOR............................................D-1
         Exhibit E         FORM OF NOTATION OF GUARANTEE................................................E-1
         Exhibit F         FORM OF SUPPLEMENTAL INDENTURE...............................................F-1

         This INDENTURE dated as of June 25, 2002, is by and among Technical Olympic USA, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined) parties hereto, and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

         The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 3/8% Senior Subordinated Notes due 2012 (the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  "144A Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Acquired Debt" means Debt of a Person outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

                  "Additional Assets" means:

                  (1) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

                  (2) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause
(2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

                  "Additional Notes" means any Notes (other than Initial Notes and Exchange Notes) issued under this Indenture in accordance with Sections 2.02 and 4.10, as part of the same series as the Initial Notes or as an additional series.

                  "Additional Senior Notes" means any Senior Notes (other than Initial Senior Notes and Senior Exchange Notes) issued under the Senior Notes Indenture in accordance with Sections 2.02 and 4.10 thereof, as part of the same series as the Initial Senior Notes or as an additional series.

                  "Affiliate" of any specified Person means:

                  (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

                  (2) any other Person who is a director or executive officer of:

                           (a) such specified Person,

                           (b) any Subsidiary of such specified Person, or

                           (c) any Person described in clause (1) above.

For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the preceding. For purposes of Sections 4.13 and 4.15 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company.

                  "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

                  "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

                  "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

                  (2) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (1) or (2) above,

                           (a) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

                           (b) any disposition that constitutes a Permitted Investment, a Restricted Payment or Debt under a Warehouse Facility permitted by Section 4.10 or 4.11,

                           (c) any disposition effected in compliance with
         Section 5.01(a),

                           (d) any disposition of cash or Cash Equivalents, and

                           (e) any disposition or series of related dispositions of Property with an aggregate Fair Market Value, and for net proceeds, of less than $1.0 million.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

                  (1) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

                  (2) in all other instances, the greater of:

                           (a) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

                           (b) the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (1) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (2) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means the board of directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company, including the Fair Market Value of Property other than cash, received from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date (and in no event received in connection with the Merger), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Cash Equivalents" means

                  (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

                  (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody's;

                  (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America or Canada, the long-term debt of which is rated at the time of acquisition thereof at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody's, and having combined capital and surplus in excess of $500.0 million;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
(3) entered into with any bank meeting the qualifications specified in clause
(3) above;

                  (5) commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

                  (6) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses
(1) through (5) above.

                  "Change of Control" means the occurrence of any of the following events:

                  (1) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the preceding), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; (for purposes of this clause (1), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

                  (2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person, or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                           (a) the outstanding Voting Stock of the Company is reclassified into or exchanged all or in part for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

                           (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

                  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (4) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

                  "Clearstream" means Clearstream Banking S.A. and any successor thereto.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes being redeemed.

                  "Comparable Treasury Price" means, with respect to any redemption date:

                  (1) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities;" or

                  (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer Quotation for such redemption date.

                  "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating all current maturities of long-term Debt.

                  "Consolidated Debt" means, as of any date of determination, the total Debt of the Company and its consolidated Restricted Subsidiaries.

                  "Consolidated Debt to Consolidated Tangible Net Worth Ratio" means, as of any date of determination, the ratio of:

                  (1) Consolidated Debt to

                  (2) Consolidated Tangible Net Worth.

For purposes of this ratio, pro forma effect shall be given to any Debt to be Incurred or repaid on the date of determination, and if the Debt that is the subject of a determination under this provision is Debt to be Incurred in connection with the simultaneous acquisition of any Person, business or Property, then such ratio shall be determined on a pro forma basis, as if the transaction had occurred on the date of determination.

                  "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

                  (1) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

                  (2) Consolidated Interest Incurred for such four fiscal quarters;

provided, however, that:

                           (a) if

                                    (i) since the beginning of such period the
                  Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

                                    (ii) the transaction giving rise to the need
                  to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

         Consolidated Interest Expense and Consolidated Interest Incurred for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such four quarter period (or any shorter period in which such facilities are in effect) and provided, further, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                           (b) if

                                    (i) since the beginning of such period the
                  Company or any Restricted Subsidiary shall have made any Asset Sale, which shall be deemed to include the sale of Westbrooke, or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                                    (ii) the transaction giving rise to the need
                  to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

                                    (iii) since the beginning of such period any
                  Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

                  If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (a) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

                  (1) interest expense attributable to Capital Lease
Obligations;

                  (2) amortization of debt discount and debt issuance cost, including commitment fees;

                  (3) capitalized interest;

                  (4) non-cash interest expense;

                  (5) commissions; discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net costs associated with Hedging Obligations (including amortization of fees);

                  (7) Disqualified Stock Dividends;

                  (8) Preferred Stock Dividends;

                  (9) interest Incurred in connection with Investments in discontinued operations;

                  (10) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary;

                  (11) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust; and

                  (12) all interest amortized to cost of sales in such period.

                  "Consolidated Interest Incurred" means, for any period, Consolidated Interest Expense, but excluding any interest amortized to cost of sales in such period.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net
Income:

                  (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                           (a) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below), and

                           (b) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (2) for purposes of Section 4.11 only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

                  (3) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                           (a) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (3)), and

                           (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (4) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business,

                  (5) any extraordinary, non-recurring or unusual gain or loss,

                  (6) the cumulative effect of a change in accounting principles, and

                  (7) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the preceding, for purposes of Section 4.11 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.11(a)(iii)(4).

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

                  (1) the excess of cost over fair market value of assets or businesses acquired;

                  (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

                  (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (4) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

                  (5) treasury stock;

                  (6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

                  (7) Investments in and assets of Unrestricted Subsidiaries.

                  "Consolidated Net Worth" means, as of any date of determination, the stockholders' equity of the Company and its consolidated Restricted Subsidiaries as of such date, as determined in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

                  "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of, premium (if any) and any other Obligations in respect of:

                           (a) debt of such Person for money borrowed, and

                           (b) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (2) all Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (6) all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (7) all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be (x) the accreted value thereof at such date in the case of any Debt that does not require current payments of interest, (y) the outstanding balance of all unconditional obligations as described above at such date and (z) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (A) zero if such Hedging Obligation has been Incurred pursuant to Section 4.10(b)(vi), or

                  (B) the notional amount of such Hedging Obligation if not Incurred pursuant to such Section 4.10(b)(vi).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Designated Senior Debt" means:

                  (1) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate delivered to the Trustee as "Designated Senior Debt" of the Company for purposes of this Indenture,

                  (2) any Senior Debt outstanding under the Senior Credit Facility, and

                  (3) any Senior Debt outstanding under the Senior Notes Indenture.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Disqualified Stock" means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (2) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (3) is convertible or exchangeable at the option of the holder thereof for Debt or other Disqualified Stock,

on or prior to, in the case of clauses (1), (2) or (3), 30 days after the Stated Maturity of the Notes.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

                  "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (1) a Foreign Restricted Subsidiary or (2) a Subsidiary of a Foreign Restricted Subsidiary.

                  "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

                  (1) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                           (a) the provision for taxes based on income or profits or utilized in computing net loss,

                           (b) Consolidated Interest Expense,

                           (c) depreciation,

                           (d) amortization of intangibles, and

                           (e) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), minus

                  (2) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the preceding clause (1), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Equity Offering" means any public or private offering of common stock of the Company other than to an Affiliate of the Company.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for the Notes and the Additional Notes, provided that such new notes have terms substantially identical in all material respects to the Notes and the Additional Notes (except that Exchange Notes will not contain terms with respect to transfer restrictions) for which such offer is being made.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

                  (1) if such Property has a Fair Market Value equal to or less than $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by any Officer of the Company, or

                  (2) if such Property has a Fair Market Value in excess of $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (2) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

                           (a) endorsements for collection or deposit in the ordinary course of business, or

                           (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (1) or (2) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement.

                  "Holder" means a Person in whose name a Note is registered in the Security Register.

                  "IAI Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the preceding); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a

Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

                  "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with
Article 9.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third-party appraiser that is determined by a majority of the independent directors of the Company to be reasonably competent to issue an opinion or valuation with respect to the matter for which the Company has engaged it, provided that such firm or appraiser is not an Affiliate of the Company.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" means $150,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "Initial Purchaser" means Salomon Smith Barney Inc., Deutsche Bank Securities Inc. or Fleet Securities, Inc., each as an initial purchaser of the Notes.

                  "Initial Senior Notes" means $200,000,000 in aggregate principal amount of Senior Notes issued under the Senior Notes Indenture on the Issue Date.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Intangible Assets" means, as of any date of determination, the amount (to the extent reflected in determining the stockholders' equity of the Company and its consolidated Restricted Subsidiaries) of (1) all write-ups (other than write-ups of tangible assets of a going concern business) made within 12 months after the acquisition of such business in the book value of any asset, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as of such date.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt (other than endorsements of negotiable instruments in the ordinary course business) issued by, any other Person. For purposes of Sections 4.11 and 4.16 and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

                  (1) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

                  (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "Issue Date" means the date on which the Initial Notes are initially issued.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with a Registered Exchange Offer.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the preceding).

                  "Management Services Agreements" means the Management Services Agreement dated June 1, 2000, by and between Techolym, L.P. and Newmark Homes Corp. and any management services agreements entered into between Techolym, L.P. and Engle Homes, Inc. on substantially the same terms (except as to fees), in each case as may be amended from time to time.

                  "Merger" means the merger of Engle Holdings Corp. with and into Newmark Homes Corp. pursuant to the Agreement and Plan of Merger among Newmark Homes Corp., Engle Holdings Corp. and Technical Olympic, Inc., dated April 5, 2002.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Mortgage" means a first priority mortgage or first priority deed of trust on improved real property.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (1) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                  (2) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow.

                  "Non-Recourse Debt," with respect to any Person, means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt, and such property was acquired with the proceeds of such Debt, or such Debt was Incurred within 90 days after the acquisition of such property.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

                  "Offering Memorandum" means the Offering Memorandum dated June 14, 2002 relating to the Notes and Senior Notes.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Secretary, the Treasurer or any Vice President of the Company.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer of such Person, and delivered to the Trustee.

                  "Opinion of Counsel" means, with respect to any Person, a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to such Person or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream.

                  "Permitted Business" means the housebuilding and home sales businesses and any business that is related, ancillary or complementary to the housebuilding and home sales businesses.

                  "Permitted Holders" means Technical Olympic, Inc. and Technical Olympic S.A. or any Person of which either of the preceding companies "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with the other company, at least a majority of the total voting power of the Voting Stock of such Person.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                  (1) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

                  (2) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

                  (3) cash or Cash Equivalents;

                  (4) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) receivables or loans owing to the Company or a Restricted Subsidiary made in connection with the sale of any Property otherwise permitted under this Indenture;

                  (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

                  (8) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

                  (9) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (a) an Asset Sale consummated in compliance with Section 4.13, or (b) any disposition of Property not constituting an Asset Sale; and

                  (10) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

                  "Permitted Junior Securities" means:

                  (1) Capital Stock in the Company or any Subsidiary Guarantor of the Notes; or

                  (2) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guaranties are subordinated to Senior Debt under this Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

                  "Permitted Liens" means:

                  (1) Liens to secure Debt under Credit Facilities and intercompany loans pledged as security for Senior Debt permitted to be Incurred under Section 4.10;

                  (2) Liens to secure Debt permitted to be Incurred under
Section 4.10(b)(iii), provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                  (3) Liens to secure Debt permitted to be Incurred under
Section 4.10(b)(vii) or (b)(xi), provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than, in the case of Debt Incurred under such clause (b)(vii), the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries and, in the case of Debt Incurred under such clause (b)(xi), the collateral that secures the relevant Non-Recourse Debt;

                  (4) Liens to secure Debt permitted to be Incurred under
Section 4.10(b)(ix), provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than Property of the Foreign Restricted Subsidiary which incurs such Debt;

                  (5) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (6) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (7) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, payment or performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

                  (8) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

                  (9) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

                  (10) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure standby letters of credit or public or statutory obligations of the Company, or deposits for the payment of rent, or deposits made pursuant to option agreements for land or other real property, in each case Incurred in the ordinary course of business;

                  (11) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

                  (12) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (2), (8) or (9) above or (17) below; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                           (a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (2), (8) or (9) above or (17) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

                           (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

                  (13) Liens securing any Hedging Obligation;

                  (14) rights of banks to set off deposits against Debt owed to such banks;

                  (15) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature;

                  (16) Liens on deposits escrowed with a trustee to defease or discharge the obligations of Engle Homes, Inc. under the indentures for its 9 1/4% Senior Note due 2008;

                  (17) Liens existing on the Issue Date not otherwise described in clauses (1) through (16) above; and

                  (18) Liens not otherwise permitted by clauses (1) through (17) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (1) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                           (a) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                           (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

                  (2) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (3) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

                  (4) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

                  (A) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

                  (B) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory Federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

                  "Purchase Money Debt" means Debt:

                  (1) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

                  (2) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property being financed, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Agencies" means Moody's and S&P.

                  "Reference Treasury Dealer" means Salomon Smith Barney Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, restructure, replace, refund, or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated June 25, 2002, among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Regulation S.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.13 and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

                  "Restricted Global Notes" means the 144A Global Note, the IAI Global Note and the Regulation S Global Note.

                  "Restricted Payment" means:

                  (1) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if a Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (2) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase or other acquisition of any Subordinated Debt purchased (a) in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (b) to the extent of the Excess Proceeds remaining after compliance with Section 4.13 hereof and to the extent required by any covenant similar to that in Section 4.13 hereof contained in the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued;

                  (4) any Investment (other than Permitted Investments) by the Company or any Restricted Subsidiary in any Person; or

                  (5) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person, and the Company or a Restricted Subsidiary leases it from such Person.

                  "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Facility" means the credit agreement, dated as of the Issue Date, by and among the Company, Citicorp North America, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any related notes, collateral documents, letters of credit and documentation and Guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, Refinanced, restructured, replaced, Repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

                  "Senior Debt" of the Company means all of its Obligations with respect to Debt, whether outstanding on the Issue Date of the Notes or thereafter Incurred, and shall include (i) all obligations for interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding and (ii) all fees, expenses and indemnities and all other amounts payable with respect to Debt; provided, however, that Senior Debt shall not include:

                  (1) any obligation in respect of the Notes or other Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Notes;

                  (2) any Debt Incurred in violation of the provisions of this Indenture;

                  (3) any obligation of the Company to any Subsidiary; or

                  (4) any obligations with respect to any Capital Stock of the Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "Senior Debt" of any Subsidiary Guarantor has a correlative meaning and shall not include any obligation of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company.

                  "Senior Excess Proceeds" has the meaning set forth under "Excess Proceeds" in Section 4.13 of the Senior Notes Indenture.

                  "Senior Exchange Notes" means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for Senior Notes, provided that such new notes have terms substantially identical in all material respects to the Senior Notes (except that Senior Exchange Notes will not contain terms with respect to transfer restrictions) for which such offer is being made.

                  "Senior Notes" means the 9% Senior Notes due 2010 of the Company.

                  "Senior Notes Indenture" means the Indenture, dated as of June 25, 2002, by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee, governing the Company's Senior Notes.

                  "Senior Notes Prepayment Offer" has the meaning set forth under "Prepayment Offer" in Section 4.13 of the Senior Notes Indenture.

                  "Senior Subordinated Debt" of the Company means the Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning.

                  "Senior Subsidiary Guaranty" means a Guarantee on the terms set forth in the Senior Notes Indenture by a Subsidiary Guarantor of the Company's Obligations with respect to the Senior Notes.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Special Interest" has the meaning set forth in Section 4 of the Registration Rights Agreement.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Debt" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or any applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person,

                  (2) such Person and one or more Subsidiaries of such Person, or

                  (3) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Domestic Restricted Subsidiary of the Company on the Issue Date, except SPV Developers L.L.C., Spring Park Village, L.P., SOT Developers, LLC, Silver Oak Trails, L.P., WPines Developers, L.L.C., Woodland Pines, L.P., Engle/James, L.L.C., McKay Landing L.L.C. and Universal Land Title of Colorado, Inc., and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.18 or who otherwise executes and delivers a supplemental indenture providing for a Subsidiary Guaranty to the Trustee.

                  "Subsidiary Guaranty" means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company's Obligations with respect to the Notes.

                  "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Notes" means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to
Section 4.16 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on a day not more than two Business Days prior to such determination.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Person" has the meaning set forth in Regulation S.

                  "Voting Stock" of any Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Warehouse Facility" means one or more Credit Facilities and related mortgage note purchase and sale agreements to finance the making of mortgage loans originated by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

                  "Westbrooke" means Westbrooke Acquisition Corp. and its subsidiaries.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company or its other Wholly Owned Restricted Subsidiaries.

         Section 1.02. OTHER DEFINITIONS.

                                                                                        Defined in
                  Term                                                                     Section
                  ----                                                                  ----------
                  "Affiliate Transaction"....................................................4.15
                  "Allocable Excess Proceeds"................................................4.13
                  "Authentication Order".....................................................2.02
                  "Benefited Party".........................................................10.01
                  "Change of Control Offer"..................................................4.17
                  "Change of Control Purchase Price".........................................4.17
                  "Company"..............................................................Preamble
                  "Covenant Defeasance"......................................................8.03
                  "DTC"......................................................................2.03
                  "Event of Default".........................................................6.01
                  "Excess Proceeds"..........................................................4.13
                  "Legal Defeasance".........................................................8.02
                  "losses"...................................................................7.07
                  "Minimum Net Worth"........................................................4.09
                  "Net Worth Notice".........................................................4.09
                  "Net Worth Offer"..........................................................4.09
                  "Net Worth Offer Amount"...................................................4.09
                  "Net Worth Offer Price"....................................................4.09
                  "Net Worth Repurchase Date"................................................4.09
                  "Net Worth Trigger Date"...................................................4.09
                  "Net Worth Trigger Event"..................................................4.09
                  "Notes"................................................................Preamble
                  "Paying Agent".............................................................2.03
                  "Payment Blockage Notice".................................................11.03
                  "Payment Blockage Period".................................................11.03
                  "Permitted Debt"...........................................................4.10
                  "Prepayment Offer".........................................................4.13
                  "Registrar"................................................................2.03
                  "Security Register"........................................................2.03
                  "Suspended Covenants"......................................................4.21

         Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         (b) The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes and the Subsidiary Guaranties;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company, the Subsidiary Guarantors and any successor obligor upon the Notes or the Subsidiary Guaranties.

         (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

         Section 1.04. RULES OF CONSTRUCTION.

         (a) Unless the context otherwise requires:

                           (i) a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined herein
                  has the meaning assigned to it in accordance with GAAP;

                           (iii) "or" is not exclusive;

                           (iv) words in the singular include the plural, and in
                  the plural include the singular;

                           (v) all references in this instrument to designated
                  "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                           (vi) the words "herein," "hereof" and "hereunder" and
                  other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                           (vii) "including" means "including without
                  limitation";

                           (viii) provisions apply to successive events and
                  transactions; and

                           (ix) references to sections of or rules under the
                  Securities Act, Exchange Act and TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                    THE NOTES

         Section 2.01. FORM AND DATING.

         (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) FORM OF NOTES. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

         (c) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         Section 2.02. EXECUTION AND AUTHENTICATION.

         (a) Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue.

         (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

         (f) The Company may issue Additional Notes from time to time after the issuance of the Initial Notes as part of the same series or as an additional series. The Initial Notes, the Exchange Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         Section 2.03. REGISTRAR AND PAYING AGENT.

         (a) The Company shall maintain an office or agency where Notes may be presented for registration of, transfer or exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

         Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest, including Special Interest, if any, on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         Section 2.05. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, of the names and addresses of the Holders, and the Company shall otherwise comply with TIA Section 312(a).

         Section 2.06. TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion at any time determines not to have all Notes represented by the

Global Notes and delivers a written notice to such effect to the Trustee; or
(iii) an Event of Default with respect to the Notes represented by such Global Notes shall have occurred and be continuing, and the Trustee has received a request from the Depositary to issue Definitive Notes in lieu of Global Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f).

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                           (i) Transfer of Beneficial Interests in the Same
                  Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial
                  Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to
                  Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (1)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
                  (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2)(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                  Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
                  (2)(A) above. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

                           (iii) Transfer of Beneficial Interests in a
                  Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                    (1) if the transferee will take delivery in
                           the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (2) if the transferee will take delivery in
                           the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (3) if the transferee will take delivery in
                           the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (iv) Transfer and Exchange of Beneficial Interests in
                  a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                             (B) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this clause (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to clause (2) or (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (2) or (4) above.

                           (v) Transfer or Exchange of Beneficial Interests in
                  Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                           (i) Beneficial Interests in Restricted Global Notes
                  to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                    (2) if such beneficial interest is being
                           transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (3) if such beneficial interest is being
                           transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (4) if such beneficial interest is being
                           transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (5) if such beneficial interest is being
                           transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (2) through (4) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof;

                                    (6) if such beneficial interest is being
                           transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (7) if such beneficial interest is being
                           transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
                  Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Beneficial Interests in Restricted Global Notes
                  to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                             (B) if the holder of such
                                    beneficial interest in a Restricted Global
                                    Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this clause (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Beneficial Interests in Unrestricted Global
                  Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                           (i) Restricted Definitive Notes to Beneficial
                  Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (1) if the Holder of such Restricted
                           Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (2) if such Restricted Definitive Note is
                           being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (3) if such Restricted Definitive Note is
                           being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                                    (4) if such Restricted Definitive Note is
                           being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (5) if such Restricted Definitive Note is
                           being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (2) through (4) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof;

                                    (6) if such Restricted Definitive Note is
                           being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (7) if such Restricted Definitive Note is
                           being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Restricted Global Note, in the case of clause (2) above, the 144A Global Note, in the case of clause (3) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                           (ii) Restricted Definitive Notes to Beneficial
                  Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
                           (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) such transfer is effected pursuant to
                           the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the Holder of such
                                    Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                             (B) if the Holder of such
                                    Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this clause (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                           (iii) Unrestricted Definitive Notes to Beneficial
                  Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                           (iv) Transfer or Exchange of Unrestricted Definitive
                  Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                           (v) Issuance of Unrestricted Global Notes. If any
                  such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(2),
                  (ii)(4) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                           (i) Restricted Definitive Notes to Restricted
                  Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (1) if the transfer will be made pursuant to
                           Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (2) if the transfer will be made pursuant to
                           Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                                    (3) if the transfer will be made pursuant to
                           any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
                           (3) thereof, if applicable.

                           (ii) Restricted Definitive Notes to Unrestricted
                  Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (1) such exchange or transfer is effected
                           pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
                           (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (2) any such transfer is effected pursuant
                           to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (3) any such transfer is effected by a
                           broker-dealer pursuant to the Exchange Offer
                           Registration Statement in accordance with the Registration Rights Agreement; or

                                    (4) the Registrar receives the following:

                                             (A) if the Holder of such
                                    Restricted Definitive Notes proposes to
                                    exchange such Notes for an Unrestricted
                                    Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                             (B) if the Holder of such
                                    Restricted Definitive Notes proposes to
                                    transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                                    (4) thereof;

                           and, in each such case set forth in this clause (4), if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Unrestricted Definitive Notes to Unrestricted
                  Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) REGISTERED EXCHANGE OFFER. Upon the occurrence of a Registered Exchange Offer in accordance with the relevant Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (1) they are not broker-dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i) Private Placement Legend.

                                    (1) Except as permitted by clause (2) below,
                           each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A OF THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) UNDER OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                    (2) Notwithstanding the foregoing, any
                           Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(ii), (c)(iii), (d)(ii),
                           (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
                           2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Note Legend. Each Global Note shall bear
                  a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY

BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly, and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                           (i) To permit registrations of transfers and
                  exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                           (ii) No service charge shall be made to a Holder of a
                  beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.13, 4.17 and 9.06).

                           (iii) All Global Notes and Definitive Notes issued
                  upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (iv) Neither the Registrar nor the Company shall be
                  required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (v) Prior to due presentment for the registration of
                  a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vi) The Trustee shall authenticate Global Notes and
                  Definitive Notes in accordance with the provisions of Sections
                  2.02 and 2.06(i)(i).

                           (vii) All certifications, certificates and Opinions
                  of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                           (viii) The Trustee is hereby authorized to enter into
                  a letter of representations with the Depository in the form provided by the Company and to act in accordance with such letter.

         Section 2.07. REPLACEMENT NOTES.

         (a) If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         Section 2.08. OUTSTANDING NOTES.

         (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(c).

         (b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

         (c) If the principal amount of any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Section 2.09. TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

         Section 2.10. TEMPORARY NOTES.

         (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         Section 2.11. CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or, except as contemplated by a Registered Exchange Offer, that have been delivered to the Trustee for cancellation.

         Section 2.12. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest, including Special Interest, if any, on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.13. CUSIP OR ISIN NUMBERS.

         The Company in issuing the Notes may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

         Section 2.14. SPECIAL INTEREST.

         If Special Interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Company shall deliver to the Trustee a certificate to that effect stating (a) the amount of such Special Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Special Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Special Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

         Section 3.01. NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (a) the paragraph of the Notes or the Section (or clause) of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price or if the redemption is made pursuant to Section 3.07(b), a calculation of the redemption price.

         Section 3.02. SELECTION OF NOTES TO BE REDEEMED.

         (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         (c) The provisions of clauses (a) and (b) of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part, to the extent such provisions conflict with Applicable Procedures. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

         Section 3.03. NOTICE OF REDEMPTION.

         (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         (b) The notice shall identify the Notes to be redeemed and shall state:

                           (i) the redemption date;

                           (ii) the redemption price or if the redemption is
                  made pursuant to Section 3.07(b), a calculation of the redemption price;

                           (iii) if any Note is being redeemed in part, the
                  portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                           (iv) the name and address of the Paying Agent;

                           (v) that Notes called for redemption must be
                  surrendered to the Paying Agent to collect the redemption price;

                           (vi) that, unless the Company defaults in making such
                  redemption payment, interest, including Special Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                           (vii) the paragraph of the Notes or Section (or
                  clause) of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                           (viii) that no representation is made as to the
                  correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a beneficial interest in a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

         (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

         Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         Section 3.05. DEPOSIT OF REDEMPTION PRICE.

         (a) On or before 11:00 a.m. Eastern Time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the redemption price of, and accrued interest, including Special Interest, if any, on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, including Special Interest, if any, on, all Notes to be redeemed.

         (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest, including Special Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, including Special Interest, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

         Section 3.06. NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.07. OPTIONAL REDEMPTION.

         (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes will not be redeemable at the option of the Company prior to July 1, 2007. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount:

         Year                                                                            Redemption Price
         ----                                                                            ----------------
         2007...........................................................................     105.188%
         2008...........................................................................     103.458%
         2009...........................................................................     101.729%
         2010 and thereafter............................................................     100.000%

         (b) At any time prior to July 1, 2007, the Company may, subject to the terms of the Senior Notes Indenture and its other Senior Debt, redeem all or any portion of the Notes, at once or over time, after giving the required notice under this Indenture at a redemption price equal to the greater of:

                           (i) 100% of the principal amount of the Notes to be
                  redeemed, and

                           (ii) the sum of the present values of (1) the
                  redemption price of the Notes at July 1, 2007 (as set forth in clause (a) of this Section 3.07) and (2) the remaining scheduled payments of interest from the redemption date to July 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

         Any notice to Holders of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described in this clause (b), shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

         (c) At any time and from time to time prior to July 1, 2005, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under this Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under this Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

         (d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

         Section 3.08. MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4.

                                    COVENANTS

         Section 4.01. PAYMENT OF NOTES.

         (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, including Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, including Special Interest, if any, then due. The Company shall pay Special Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement, the Notes and this Indenture.

         (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

         (c) Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         (a) The Company shall maintain, in the continental United States, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar, Paying Agent or additional paying agent) where Notes may be presented or surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

         Section 4.03. REPORTS.

         (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company shall file with the Commission and provide the Trustee and Holders with such annual reports (other than an annual report on Form 11-K or any successor form) and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and reports so to be filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

         (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         Section 4.04. COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered to the Trustee pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

         Section 4.05. TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         Section 4.06. STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.07. CORPORATE EXISTENCE.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries if (i) the cessation of such existence complies with Article 5 or
(ii) an Officer of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Section 4.08. PAYMENTS FOR CONSENT.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         Section 4.09. MAINTENANCE OF CONSOLIDATED NET WORTH.

         (a) In the event (the "Net Worth Trigger Event") the Consolidated Net Worth at the end of each of any two consecutive fiscal quarters ending after the Issue Date (the last day of such second fiscal quarter being referred to as the "Net Worth Trigger Date") is less than $150.0 million (the "Minimum Net Worth"), the Company shall make an offer to all Holders of the Notes (a "Net Worth Offer") to repurchase Notes in an aggregate principal amount equal to the Net Worth Offer Amount on a pro rata basis from such Holders, on a Business Day (the "Net Worth Repurchase Date") that is no earlier than 30 days or later than 60 days following the date the Net Worth Notice is mailed and at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the Net Worth Repurchase Date (the "Net Worth Offer Price") (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

         (b) The "Net Worth Offer Amount" shall equal 10% of the aggregate principal amount of the Notes then outstanding (or if less than 10% of the original aggregate principal amount of such Notes (including any Additional Notes) issued are then outstanding, the amount of all the Notes outstanding at the time).

         (c) The Company may credit against the Net Worth Offer Amount the principal amount of Notes acquired by the Company prior to the Net Worth Trigger Date through purchase, optional redemption or exchange; provided, however, no credit shall be made for any mandatory repurchase, including, without limitation, repurchases pursuant to a Change of Control Offer or Prepayment Offer. Notwithstanding anything in the preceding clauses (a) and (b) to the contrary, in no event shall the Company's failure to maintain a minimum Consolidated Net Worth result in requiring it to make more than one Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of the Net Worth Trigger Event and shall notify the Trustee in writing if its Consolidated Net Worth is less than the Minimum Net Worth for any fiscal quarter ending after the Issue Date and prior to the Net Worth Repurchase Date.

         (d) Within 30 days following the Net Worth Trigger Date, the Company shall:

                           (i) cause a notice of the Net Worth Offer to be sent
                  at least once to the Dow Jones News Service or a similar business news service in the United States; and

                           (ii) send, by first-class mail, with a copy to the
                  Trustee, to each Holder of Notes, at such Holder's address appearing in the Security Register, a notice (the "Net Worth Notice") stating:

                                    (1) that a Net Worth Trigger Event has
                           occurred and a Net Worth Offer is being made and that all Notes timely tendered will be accepted for payment on a pro rata basis or otherwise in accordance with DTC's Applicable Procedures;

                                    (2) the Net Worth Offer Price, the Net Worth
                           Offer Amount and the Net Worth Repurchase Date;

                                    (3) the date by which the Net Worth Offer
                           must be accepted; and

                                    (4) the procedures that Holders of Notes
                           must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

         (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.

         Section 4.10. INCURRENCE OF DEBT.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including any Acquired
Debt) unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

                           (i) such Debt is Debt of the Company or a Subsidiary
                  Guarantor, and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, either (1) the Consolidated Interest Coverage Ratio would be greater than
                  2.0 to 1 or (2) the Consolidated Debt to Consolidated Tangible Net Worth Ratio would not be greater than 3.0 to 1; or

                           (ii) such Debt is Permitted Debt.

         (b) The term "Permitted Debt" is defined to include the following:

                           (i) (1) Debt of the Company evidenced by the Initial
                  Notes issued pursuant to this Indenture and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes, (2) Debt of the Subsidiary Guarantors evidenced by the Subsidiary Guaranties relating to the Initial Notes and the Exchange Notes issued in exchange for such Initial Notes and in exchange for any Additional Notes, (3) Debt of the Company evidenced by the Initial Senior Notes issued pursuant to the Senior Notes Indenture and the Senior Exchange Notes issued in exchange for such Initial Senior Notes and in exchange for any Additional Senior Notes and (4) Debt of the Subsidiary Guarantors evidenced by the Senior Subsidiary Guaranties relating to the Initial Senior Notes and the Senior Exchange Notes issued in exchange for such Initial Senior Notes and in exchange for any Additional Senior Notes;

                           (ii) Debt of the Company or a Subsidiary Guarantor
                  under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed the greater of:

                                    (1) $225.0 million, which amount shall be
                           permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to Repay other Debt, pursuant to Section 4.13 and

                                    (2) 25% of Consolidated Net Tangible Assets;

                           (iii) Debt of the Company or a Subsidiary Guarantor
                  in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                                    (1) the aggregate principal amount of such
                           Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                                    (2) the aggregate principal amount of all
                           Debt Incurred and then outstanding pursuant to this clause (iii) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (iii)) does not exceed $10.0 million;

                           (iv) Debt of the Company owing to and held by any
                  Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

                           (v) Debt of a Restricted Subsidiary outstanding on
                  the date on which such Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause
                  (a)(i) of this Section 4.10; and provided, further, such Restricted Subsidiary executes and delivers a supplemental indenture providing for a Subsidiary Guaranty in accordance with Section 4.18 to the extent so required by such Section 4.18;

                           (vi) Debt under Interest Rate Agreements entered into
                  by the Company or a Subsidiary Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary Guarantor and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.10;

                           (vii) Debt Incurred by the Company or a Subsidiary
                  Guarantor under a Warehouse Facility, provided that the amount of such Debt (including funding drafts issued thereunder) outstanding at any time pursuant to this clause (vii) does not exceed the value of the Mortgages pledged to secure Debt thereunder;

                           (viii) Debt in connection with one or more standby
                  letters of credit or payment or performance bonds issued by the Company or a Subsidiary Guarantor in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                           (ix) Debt of a Foreign Restricted Subsidiary in an
                  aggregate principal amount outstanding at any one time not to exceed $15.0 million;

                           (x) Debt of a Domestic Restricted Subsidiary (other
                  than a Subsidiary Guarantor) in an aggregate principal amount outstanding at any one time not to exceed $10.0 million;

                           (xi) Non-Recourse Debt of the Company or a Restricted
                  Subsidiary;

                           (xii) Debt outstanding on the Issue Date not
                  otherwise described in clauses (i) through (xi) above;

                           (xiii) Debt of the Company or a Subsidiary Guarantor
                  in an aggregate principal amount outstanding at any one time not to exceed $35.0 million; and

                           (xiv) Permitted Refinancing Debt Incurred in respect
                  of Debt Incurred pursuant to clause (a)(i) of this Section
                  4.10 and clauses (b)(i), (iii), (v) and (xii) of this Section 4.10.

         (c) Notwithstanding anything to the contrary contained in this Section 4.10,

                           (i) the Company shall not, and shall not permit any
                  Subsidiary Guarantor to, Incur any Debt pursuant to this
                  Section 4.10, other than pursuant to clause (a)(i) of this
                  Section 4.10 and clause (b)(xiii) of this Section 4.10, if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt in respect of the Notes or Subsidiary Guaranty unless such Debt shall be subordinated to the Notes or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Debt;

                           (ii) the Company shall not permit any Restricted
                  Subsidiary that is not a Subsidiary Guarantor of the Notes to Incur any Debt pursuant to this Section 4.10 if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor of the Notes; and

                           (iii) accrual of interest, accretion or amortization
                  of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purpose of this Section 4.10.

         (d) For purposes of determining compliance with this Section 4.10, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (b)(xiv) of this Section 4.10 or is entitled to be incurred pursuant to clause (a)(i) of this Section 4.10, the Company shall, in its sole discretion, classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this Section 4.10, and such item of Debt will be treated as having been incurred pursuant to one or more of such categories of Permitted Debt or pursuant to clause (a)(i) of this Section 4.10.

         Section 4.11. RESTRICTED PAYMENTS.

         (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

                           (i) a Default or Event of Default shall have occurred
                  and be continuing,

                           (ii) the Company could not Incur at least $1.00 of
                  additional Debt pursuant to Section 4.10(a)(i), or

                           (iii) the aggregate amount of such Restricted Payment
                  and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                                    (1) 45% of the aggregate amount of
                           Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of

                           Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                                    (2) 100% of the Capital Stock Sale Proceeds,
                           plus

                                    (3) the aggregate net cash proceeds received
                           by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company excluding,

                                             (A) any such Debt issued or sold to
                                    the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                                             (B) the aggregate amount of any
                                    cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

                                    (4) an amount equal to the sum of:

                                             (A) the net reduction in
                                    Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

                                             (B) the portion (proportionate to
                                    the Company's equity interest in such
                                    Unrestricted Subsidiary) of the Fair Market
                                    Value of the net assets of an Unrestricted
                                    Subsidiary at the time such Unrestricted
                                    Subsidiary is designated a Restricted
                                    Subsidiary;

                           provided, however, that the preceding sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus

                                    (5) $15.0 million.

         (b) Notwithstanding the preceding limitation, the Company or any Restricted Subsidiary may:

                           (i) pay dividends on its Capital Stock within 60 days
                  of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, such dividends shall be included in the calculation of the amount of Restricted Payments;

                           (ii) purchase, repurchase, redeem, legally defease,
                  acquire or retire for value its Capital Stock or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock, and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

                                    (1) such purchase, repurchase, redemption,
                           legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

                                    (2) the Capital Stock Sale Proceeds from
                           such exchange or sale shall be excluded from the calculation pursuant to clause (a)(iii)(2) of this
                           Section 4.11;

                           (iii) purchase, repurchase, redeem, legally defease,
                  acquire or retire for value any of its Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

                           (iv) so long as no Default or Event of Default has
                  occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million per year;

                           (v) acquire the Capital Stock of the Company in
                  connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

                           (vi) in connection with an acquisition by the Company
                  or by any of its Restricted Subsidiaries, receive or accept the return to the Company or any of its Restricted Subsidiaries Capital Stock of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and

                           (vii) purchase fractional shares of the Capital Stock
                  of the Company arising out of stock dividends, splits or combinations or business combinations.

         (c) Any Restricted Payment described in the preceding clauses (b)(iii) through (vii) shall be excluded in the calculation of the amount of Restricted Payments.

         Section 4.12. LIENS.

         The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom securing any Debt of the Company or any Subsidiary Guarantor, unless:

         (a) if such Lien secures Senior Subordinated Debt pari passu to the Notes or any Subsidiary Guaranty, the Notes or the applicable Subsidiary Guaranty are secured on an equal and ratable basis with such Debt; and

         (b) if such Lien secures Subordinated Debt, such Lien shall be subordinated to a Lien securing the Notes or the applicable Subsidiary Guaranty in the same Property as that securing such Lien to the same extent as such Subordinated Debt is subordinated to the Notes and the Subsidiary Guaranties.

         Section 4.13. ASSET SALES.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                           (i) the Company or such Restricted Subsidiary
                  receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

                           (ii) at least 75% of the consideration paid to the
                  Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents; provided, however, that the amount of (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of any such Property pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (2) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 30 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision;

                           (iii) no Default or Event of Default would occur as a
                  result of such Asset Sale; and

                           (iv) the Company delivers an Officers' Certificate to
                  the Trustee certifying that such Asset Sale complies with the preceding clauses (a)(i) through (iii).

         (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                           (i) to Repay Senior Debt of the Company or any
                  Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

                           (ii) to reinvest in Additional Assets (including by
                  means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

         (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that any Net Available Cash applied to complete a Senior Notes Prepayment Offer which is commenced within 365 days from the date of the receipt of such Net Available Cash shall be deemed to have been applied within such 360-day period; provided, further, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

         (d) When the aggregate amount of Excess Proceeds exceeds $5.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the "Prepayment Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the purchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

         (e) The term "Allocable Excess Proceeds" means the product of:

                           (i) the Excess Proceeds and

                           (ii) a fraction,

                                    (1) the numerator of which is the aggregate
                           principal amount of the Notes outstanding on the date of the Prepayment Offer, and

                                    (2) the denominator of which is the sum of
                           the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.13 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

         (f) Within five Business Days after the Company is obligated to make a Prepayment Offer as described in clause (d) of this Section 4.13, the Company shall send a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

         (g) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.13. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

         Section 4.14. RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                           (i) pay dividends, in cash or otherwise, or make any
                  other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

                           (ii) make any loans or advances to the Company or any
                  other Restricted Subsidiary, or

                           (iii) transfer any of its Property to the Company or
                  any other Restricted Subsidiary.

         (b) The preceding limitations will not apply:

                           (i) with respect to clauses (a)(i), (ii) and (iii),
                  to restrictions:

                                    (1) in effect on the Issue Date (including,
                           without limitation, restrictions pursuant to the Senior Credit Facility),

                                    (2) relating to Debt of a Restricted
                           Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or

                                    (3) that result from the Refinancing of Debt
                           Incurred pursuant to an agreement referred to in clause (b)(i)(1) or (2) or in (b)(ii)(1) or (2) of this Section 4.14, provided such restrictions are not materially less favorable, taken as a whole, to the Holders of Notes than those under the agreement evidencing the Debt so Refinanced, and

                           (ii) with respect to clause (a)(iii) of this Section
                  4.14 only, to restrictions:

                                    (1) relating to Debt that is permitted to be
                           Incurred and secured pursuant to Sections 4.10 and
                           4.12 that limit the right of the debtor to dispose of the Property securing such Debt,

                                    (2) encumbering Property at the time such
                           Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

                                    (3) resulting from customary provisions
                           restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

                                    (4) customary restrictions contained in
                           stock or asset sale agreements limiting the transfer of such Property pending the closing of such sale,

                                    (5) customary restrictions contained in
                           joint venture agreements entered into in the ordinary course of business and in good faith, or

                                    (6) reasonable and customary borrowing base
                           covenants set forth in agreements evidencing Debt otherwise permitted by this Indenture.

         Section 4.15. TRANSACTIONS WITH AFFILIATES.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                           (i) the terms of such Affiliate Transaction are:

                                    (1) set forth in writing,

                                    (2) in the best interest of the Company or
                           such Restricted Subsidiary, as the case may be, and

                                    (3) no less favorable to the Company or such
                           Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary,

                           (ii) if such Affiliate Transaction involves aggregate
                  payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(i)(2) and (3) of this
                  Section 4.15 as evidenced by a Board Resolution promptly delivered to the Trustee, and

                           (iii) if such Affiliate Transaction involves
                  aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

         (b) Notwithstanding the preceding limitation, the following shall not be Affiliate Transactions:

                           (i) any transaction or series of related transactions
                  between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

                           (ii) any Restricted Payment permitted to be made
                  pursuant to Section 4.11 or any Permitted Investment;

                           (iii) any employment agreement or other employee
                  compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and approved by the Board of Directors in good faith;

                           (iv) indemnities of officers, directors and employees
                  of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

                           (v) the payment of reasonable and customary regular
                  fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate;

                           (vi) agreements in effect on the Issue Date and
                  disclosed in the Offering Memorandum (other than the Management Services Agreements), without regard to any modifications, extensions or renewals thereof; and

                           (vii) the Management Services Agreements, provided
                  that payments made by the Company or any of its Restricted Subsidiaries under such agreements do not exceed $3.5 million in any fiscal year.

         Section 4.16. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

         (a) The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if the Subsidiary to be so designated:

                           (i) does not own any Capital Stock or Debt of, or own
                  or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,

                           (ii) has no Debt other than Debt:

                                    (1) as to which neither the Company nor any
                           of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt),
                           (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender; provided, however, the Company or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time following the date such Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 4.11,

                                    (2) no default with respect to which
                           (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes or any Guarantee permitted by the proviso to the preceding clause (a)(ii)(1)) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and

                                    (3) as to which the lenders have been
                           notified in writing that they will not have any recourse to the stock or other Property of the Company or any of its Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (a)(ii)(1);

                           (iii) is not party to any agreement, contract,
                  arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                           (iv) is a Person with respect to which neither the
                  Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                           (v) has not Guaranteed or otherwise directly or
                  indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

                           (vi) has at least one director on its board of
                  directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         (b) Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (d)(i) and (ii) of this Section 4.16 will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

         (c) Except as provided in the first sentence of clause (a) of this
Section 4.16, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this
Section 4.16, such

Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, substantially in the form of Exhibit F hereto, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

         (d) The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

                           (i) the Company could Incur at least $1.00 of
                  additional Debt pursuant to Section 4.10(a)(i), and

                           (ii) no Default or Event of Default shall have
                  occurred and be continuing or would result therefrom.

         (e) Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

                           (i) certifies that such designation or redesignation
                  complies with the preceding provisions, and

                           (ii) gives the effective date of such designation or
                  redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

         Section 4.17. REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer to all Holders of the Notes to repurchase all or any part of a Holder's Notes pursuant to the terms described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

         (b) Within 30 days following any Change of Control, the Company shall:

                           (i) cause a notice of the Change of Control Offer to
                  be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

                           (ii) send, by first-class mail, with a copy to the
                  Trustee, to each Holder of Notes, at such Holder's address appearing in the Security Register, a notice stating:

                                    (1) that a Change of Control has occurred
                           and an offer is being made pursuant to this Section
                           4.17 and that all Notes timely tendered will be accepted for payment;

                                    (2) the purchase price and the repurchase
                           date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                                    (3) the circumstances and relevant facts
                           regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

                                    (4) the procedures that Holders of Notes
                           must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

         (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.17 by virtue of such compliance.

         Section 4.18. FUTURE SUBSIDIARY GUARANTORS.

         The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a supplemental indenture to this Indenture, substantially in the form of Exhibit F hereto, providing for a Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary.

         Section 4.19. LAYERED DEBT.

         The Company shall not, and shall not permit any Subsidiary Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to the Notes or the Subsidiary Guaranties, as the case may be. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranty of such Subsidiary Guarantor.

         Section 4.20. BUSINESS ACTIVITIES.

         The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than the Permitted Business.

         Section 4.21. COVENANT SUSPENSION.

         (a) During any period of time that:

                           (i) the Notes have Investment Grade Ratings from both
                  Rating Agencies; and

                           (ii) no Default or Event of Default has occurred and
                  is continuing under this Indenture,

the Company and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

         o        Section 4.09,

         o        Section 4.10,

         o        Section 4.11,

         o        Section 4.13,

         o        Section 4.14,

         o        Section 4.15,

         o Section 4.16(d)(i) (and such Section 4.16(d)(i) as referred to in Section 4.16(b)),

         o        Section 4.20, and

         o        Section 5.01(a)(v), (a)(vi), (b)(v) and (b)(vi)

(collectively, the "Suspended Covenants").

         (b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of clause (a) of this Section 4.21 and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section 4.11 as though such Section 4.11 had been in effect during the entire period of time from the Issue Date, it being understood that no actions taken by the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants.

                                   ARTICLE 5.

                                   SUCCESSORS

         Section 5.01. MERGER, CONSOLIDATION, OR SALE OF PROPERTY.

         (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or, subject to compliance with Section 4.11, a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

                           (i) the Company shall be the Surviving Person, or the
                  Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) the Surviving Person (if other than the Company)
                  expressly assumes, by supplemental indenture, substantially in the form of Exhibit F hereto, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants of this Indenture to be performed by the Company;

                           (iii) in the case of a sale, transfer, assignment,
                  lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                           (iv) immediately after giving effect to such
                  transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) of this Section 5.01(a), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

                           (v) immediately after giving effect to such
                  transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under Section 4.10(a)(i);

                           (vi) immediately after giving effect to such
                  transaction or series of related transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

                           (vii) the Company shall deliver, or cause to be
                  delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and the supplemental indenture, if any, in respect thereto comply with this Section 5.01(a) and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

         (b) The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor or the Company or subject to compliance with Section 4.11, a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

                           (i) the Surviving Person (if other than such
                  Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) the Surviving Person (if other than such
                  Subsidiary Guarantor) expressly assumes, by supplemental indenture, substantially in the form of Exhibit F hereto, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

                           (iii) in the case of a sale, transfer, assignment,
                  lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                           (iv) immediately after giving effect to such
                  transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) of this Section 5.01(b), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

                           (v) immediately after giving effect to such
                  transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under Section 4.10(a)(i);

                           (vi) immediately after giving effect to such
                  transaction or series of related transactions on a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

                           (vii) the Company shall deliver, or cause to be
                  delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this Section 5.01(b) and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

The preceding clause (b) (other than clause (b)(iv)) shall not apply to any transaction or series of related transactions which constitutes an Asset Sale if the Company has complied with Section 4.13.

         Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

         The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor company in the case of a lease shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

         Section 6.01. EVENTS OF DEFAULT.

         (a) Each of the following is an "Event of Default":

                           (i) failure to make the payment of any interest,
                  including Special Interest, if any, on the Notes issued under this Indenture when the same becomes due and payable, and such failure continues for a period of 30 days;

                           (ii) failure to make the payment of any principal of,
                  or premium, if any, on, any of the Notes issued under this Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise;

                           (iii) failure to comply with Section 5.01;

                           (iv) failure to comply with any other covenant or
                  agreement in the Notes or in this Indenture (other than a failure that is the subject of the preceding clause (i), (ii) or (iii)), and such failure continues for 30 days after written notice is given to the Company as provided in clause
                  (b) below;

                           (v) a default under any Debt (other than Non-Recourse
                  Debt) by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million;

                           (vi) any judgment or judgments for the payment of
                  money in an aggregate amount in excess of $10.0 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

                           (vii) the Company or any Significant Subsidiary
                  pursuant to or within the meaning of any Bankruptcy Law:

                                    (1) commences a voluntary case,

                                    (2) consents to the entry of an order for
                           relief against it in an involuntary case,

                                    (3) consents to the appointment of a
                           custodian of it or for all or substantially all of its property,

                                    (4) makes a general assignment for the
                           benefit of its creditors, or

                                    (5) generally is not paying its debts as
                           they become due;

                           (viii) a court of competent jurisdiction enters an
                  order or decree under any Bankruptcy Law that:

                                    (1) is for relief against the Company or any
                           Significant Subsidiary in an involuntary case,

                                    (2) appoints a custodian of the Company or
                           any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                                    (3) orders the liquidation of the Company or
                           any Significant Subsidiary,

                                    and the order or decree remains unstayed and
                           in effect for 60 days; or

                           (ix) any Subsidiary Guaranty relating to the Notes
                  ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes.

         (b) A Default under clause (a)(iv) is not an Event of Default in respect of the Notes until the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding notify the Company of the Default, and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         Section 6.02. ACCELERATION.

         (a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(vii) or (a)(viii)), shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest, including Special Interest, if any, to the date of acceleration. In the case of an Event of Default specified in Section 6.01(a)(vii) or (a)(viii), such amount with respect to all the Notes will become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

         (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in Section 6.01(a)(v), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Debt described in Section 6.01(a)(v) have rescinded the declaration of acceleration in respect of such Debt within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and
(ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

         Section 6.03. OTHER REMEDIES.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.04. WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on, the Notes; provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest, including Special Interest, if any, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05. CONTROL BY MAJORITY.

         Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

         Section 6.06. LIMITATION ON SUITS.

         (a) No Holder will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

                           (i) such Holder has previously given to the Trustee
                  written notice of a continuing Event of Default,

                           (ii) the Holders of at least 25% in aggregate
                  principal amount of Notes then outstanding under this Indenture have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

                           (iii) the Trustee shall not have received from the
                  Holders of a majority in aggregate principal amount of Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, the preceding limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, a Note on or after the respective due dates expressed in such Note.

         (b) A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, a Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 6.08. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest, including Special Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. PRIORITIES.

         (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, including Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, including Special Interest, if any, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         Section 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE

         Section 7.01. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined
                  solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this clause (c) does not limit the effect of
                  clause (b) of this Section 7.01;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a),
(b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 7.02. RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

         (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         (i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (j) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

         Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not

Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

         Section 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Section 7.05. NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has since been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, including Special Interest, if any, on, any Note, the Trustee may withhold notice of any continuing Default or Event of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

         Section 7.06. REPORTS BY TRUSTEE TO HOLDERS.

         (a) Within 60 days after each May 15 beginning with May 15, 2003, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

         Section 7.07. COMPENSATION AND INDEMNITY.

         (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of its duties under this Indenture and services hereunder as agreed to in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee or any predecessor Trustee against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees ("losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such losses may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest, including Special Interest, if any, on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (a)(viii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         Section 7.08. REPLACEMENT OF TRUSTEE.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                           (i) the Trustee fails to comply with Section 7.10;

                           (ii) the Trustee is adjudged to be bankrupt or
                  insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (iii) a custodian or public officer takes charge of
                  the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 shall continue for the benefit of the retiring Trustee.

         Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders. Any such successor must nevertheless be eligible and qualified under the provisions of Section 7.10.

         Section 7.10. ELIGIBILITY; DISQUALIFICATION.

         (a) There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

         Section 8.02. LEGAL DEFEASANCE.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in
Section 8.04, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes, and each Subsidiary Guarantor shall be deemed to have been discharged from its obligations with respect to its Subsidiary Guaranty, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture, and each Subsidiary Guarantor shall be deemed to have satisfied all its obligations under its Subsidiary Guaranty and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, including Special Interest, if any, on, such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. If the Company exercises under
Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

         Section 8.03. COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.04(b), 4.05, 4.09 through 4.18 and 4.20 through 4.21, and the limitations of Section 5.01(a)(v), (a)(vi), (b)(v) and
(b)(vi), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01 (a)(iii) (with respect to the covenants contained in Sections 5.01(a)(v), (a)(vi), (b)(v) or (b)(vi) only), (a)(iv) (with respect to the covenants contained in Sections 4.03, 4.04(b), 4.05, 4.09 through 4.18 and 4.20 through 4.21), (a)(v), (a)(vi),
(a)(vii) and (a)(viii) (but in the case of clauses (a)(vii) and (a)(viii), with respect to Significant Subsidiaries only). If the Company exercises its Covenant Defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.

         Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The Legal Defeasance option or Covenant Defeasance option may be exercised only if:

         (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes to be defeased to maturity or redemption, as the case may be;

         (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest, including Special Interest, if any, when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, including Special Interest, if any, when due on all the Notes to be defeased to maturity or redemption, as the case may be;

         (c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

         (d) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

         (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (f) in the case of the Legal Defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

                           (i) the Company has received from the Internal
                  Revenue Service a ruling, or

                           (ii) since the date of this Indenture there has been
                  a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

         (g) in the case of the Covenant Defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

         (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be defeased have been complied with as required by this Indenture.

         Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         (a) Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, including Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

         (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         (c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 8.06. REPAYMENT TO COMPANY.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, including Special Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

         Section 8.07. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and each Subsidiary Guarantor's obligations under this Indenture and its Subsidiary Guaranty shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03, as the case may be; provided, however, that, if the Company or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest, including Special Interest, if any, on, any Note following the reinstatement of its obligations, then it shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

         (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

                           (i) cure any ambiguity, omission, defect or
                  inconsistency;

                           (ii) provide for the assumption by a Surviving Person
                  of the obligations of the Company under this Indenture or of a Subsidiary Guarantor under this Indenture and its Subsidiary Guaranty;

                           (iii) provide for uncertificated Notes in addition to
                  or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                           (iv) add additional Guarantees with respect to the
                  Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of this Indenture;

                           (v) secure the Notes, add to the covenants of the
                  Company for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Company;

                           (vi) make any change that does not adversely affect
                  in any material respect the rights of any Holder of the Notes under this Indenture;

                           (vii) make any change to the subordination provisions
                  of this Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions, subject to Section 9.03;

                           (viii) comply with any requirement of the Commission
                  in connection with the qualification of this Indenture under the TIA; or

                           (ix) provide for the issuance of additional Notes in
                  accordance with this Indenture.

         (b) Upon the request of the Company accompanied by a Board Resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         Section 9.02. WITH CONSENT OF HOLDERS OF NOTES.

         (a) Except as provided in Section 9.02(f), the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         (b) Upon the request of the Company accompanied by a Board Resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.07, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         (c) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date, provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

         (d) It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         (f) Without the consent of each Holder of an outstanding Note under this Indenture, no amendment, supplement or waiver under this Section 9.02 may:

                           (i) reduce the amount of Notes whose Holders must
                  consent to an amendment, supplement or waiver under this Indenture,

                           (ii) reduce the rate of, or extend the time for
                  payment of, interest, including Special Interest, if any, on any Note issued under this Indenture,

                           (iii) reduce the principal of, or extend the Stated
                  Maturity of, any Note issued under this Indenture,

                           (iv) make any Note payable in money other than that
                  stated in the Note,

                           (v) impair the right of any Holder of the Notes to
                  receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty,

                           (vi) release any security interest that may have been
                  granted in favor of the Holders of the Notes under this Indenture other than pursuant to the terms of such security interest,

                           (vii) reduce the premium payable upon the redemption
                  of any Note or change the time at which any Note may be redeemed pursuant to Section 3.07,

                           (viii) reduce the premium payable upon a Change of
                  Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer,

                           (ix) at any time after the Company is obligated to
                  make an offer pursuant to Section 4.09 or 4.13, change the time at which such offer must be made or at which the Notes must be repurchased pursuant thereto,

                           (x) make any change to the subordination provisions
                  of this Indenture that would adversely affect the Holders of the Notes, or

                           (xi) make any change in any Subsidiary Guaranty that
                  would adversely affect in any material respect the holders of the Notes under this Indenture.

         Section 9.03. WITH CONSENT OF HOLDERS OF SENIOR DEBT.

         No amendment or supplement may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change.

         Section 9.04. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

         Section 9.05. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.06. NOTATION ON OR EXCHANGE OF NOTES.

         (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.07. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                              SUBSIDIARY GUARANTIES

         Section 10.01. SUBSIDIARY GUARANTY.

         (a) Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, including Special Interest, if any on, the Notes, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) Each Subsidiary Guarantor hereby agrees that its Obligations with regard to this Subsidiary Guaranty shall be absolute and unconditional, irrespective of the validity or enforceability of the Notes or the Obligations of the Company under this Indenture, the absence of any action to enforce the same, any waiver, modification or indulgence granted to the Company with respect to the same by the Holders or the Trustee, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guaranties or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guaranties or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guaranties; (iii) any defense based upon any statute or rule of law which provides that the Obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Subsidiary Guaranties, except behavior which amounts to bad faith; (v)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guaranties and any legal or equitable discharge of such Subsidiary Guarantor's Obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or Lien on any Property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guaranties, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guaranties or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof;
(vii) to the extent permitted under applicable law, the benefits of any "One Action" rule; and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guaranties. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guaranty shall not be discharged except as provided in Section 10.05 or by complete performance of the Obligations contained in its Subsidiary Guaranty and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (d) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations Guaranteed hereby until payment in full of all Obligations Guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Subsidiary Guaranty. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor and the Company in a pro rata amount based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all of the Subsidiary Guarantors combined.

         Section 10.02. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law to the extent applicable to any Subsidiary Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, including, if applicable, its Guarantee of all Obligations under the Senior Credit Facility, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Article 10, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under Federal or state law.

         Section 10.03. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTY.

         (a) To evidence its Subsidiary Guaranty set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guaranty in substantially the form included in Exhibit E shall be endorsed by the manual or facsimile signature of an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by the manual or facsimile signature of an Officer of the Subsidiary Guarantor.

         (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

         (c) If an Officer whose signature is on this Indenture or on the notation of Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a notation of Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall be valid nevertheless.

         (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranty set forth in this Indenture on behalf of each Subsidiary Guarantor.

         Section 10.04. ADDITIONAL SUBSIDIARY GUARANTORS.

         The Company covenants and agrees that it will cause any Person which becomes obligated to Guarantee the Notes pursuant to the terms of Section 4.18 hereof to execute a supplemental indenture, substantially in the form of Exhibit F hereto, pursuant to which such Subsidiary Guarantor shall Guarantee the Obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

         Section 10.05. RELEASE OF SUBSIDIARY GUARANTOR.

         A Subsidiary Guarantor shall be released from all of its Obligations under its Subsidiary Guaranty and this Indenture if:

         (a) the Company or such Subsidiary Guarantor has sold all or substantially all of the assets of such Subsidiary Guarantor; or

         (b) the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them,

in each case in a transaction in compliance with Sections 4.13 or 5.01(b) (as applicable); and in each such case, the Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Notwithstanding the foregoing, upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.16, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, substantially in the form of Exhibit F hereto, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary and its obligations under this Indenture.

                                   ARTICLE 11.

                                  SUBORDINATION

         Section 11.01. AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium, if any, and interest, including Special Interest, if any, on, and all other amounts payable in respect of, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the payment when due in cash of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Notes shall in all respects rank pari passu with any future Senior Subordinated Debt and senior to all existing and future Subordinated Debt of the Company, and only Senior Debt shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this
Article 11 shall be subject to Section 11.12. All references to "Senior Debt" in this Article 11 are to Senior Debt of the Company.

         Section 11.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY.

         (a) Upon any payment or distribution of the assets of the Company to creditors upon a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property or upon an assignment for the benefit of the Company's creditors or the marshaling of its asset and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash before the Holders of the Notes are entitled to receive any payment of principal of, premium, if any, or interest, including Special Interest, if any, on, the Notes, except that Holders of Notes may receive and retain Permitted Junior Securities; and

         (b) Until the Senior Debt is paid in full in cash, any distribution to which Holders of the Notes would be entitled but for this Article 11 will be made to holders of the Senior Debt as their interests may appear.

         Section 11.03. DEFAULT ON SENIOR DEBT.

         The Company may not pay principal of, or premium, if any, or interest, including Special Interest, if any, on, the Notes, or make any deposit pursuant to Section 8.04, and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Debt has been paid in full in cash; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Notice is earlier terminated (a) by written notice to the Trustee and the Company from the Representative that gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first two sentences of this paragraph) resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

         Section 11.04. ACCELERATION OF PAYMENT OF SECURITIES.

         If payment of the Notes is accelerated when Designated Senior Debt is outstanding, the Company may not pay the Notes until three Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

         Section 11.05. WHEN DISTRIBUTION MUST BE PAID OVER.

         If a payment or distribution is made to holders that because of this
Article 11 should not have been made to them, the Trustee or the holders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         Section 11.06. SUBROGATION.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this
Article 11 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

         Section 11.07. RELATIVE RIGHTS.

         This Article 11 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes in accordance with their terms; or

         (b) prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.

         Section 11.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         Section 11.09. RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding Section 11.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer receives notice satisfactory to it that payments may not be made under this Article 11. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

         Section 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

         Section 11.11. ARTICLE 11 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

         Nothing in this Article 11 shall prevent an Event of Default in accordance with Article 6 or have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or to exercise the rights and remedies in Article 6.

         Section 11.12. TRUST MONEYS NOT SUBORDINATED.

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company.

         Section 11.13. TRUSTEE ENTITLED TO RELY.

         Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representative for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

         Section 11.14. TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         Section 11.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11 or otherwise.

         Section 11.16. RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS.

         Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 12.

                     SUBORDINATION OF SUBSIDIARY GUARANTEES

         Section 12.01. AGREEMENT TO SUBORDINATE.

         Each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the payment when due in cash of all Senior Debt of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Obligations of a Subsidiary Guarantor shall in all respects rank pan passu with any future Senior Subordinated Debt of such Subsidiary Guarantor and senior to all existing and future Subordinated Debt of such Subsidiary Guarantor, and only Senior Debt shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein. All references to "Obligations" in this Article 12 are to Obligations of the Subsidiary Guarantors under the Subsidiary Guaranties.

         Section 12.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY.

         (a) Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a liquidation, dissolution or winding up of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its Property or upon an assignment for the benefit of the Subsidiary Guarantor's creditors or the marshaling of its asset and liabilities, holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Debt before Holders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor.

         (b) Until the Senior Debt of any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which Holders would be entitled but for this Article 12 shall be made to holders of the Senior Debt as their interests may appear.

         Section 12.03. DEFAULT ON SENIOR DEBT OF SUBSIDIARY GUARANTOR.

         No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Notes or other Obligations (collectively, "pay its Subsidiary Guaranty") if (a) any principal, premium, interest or other amount payable in respect of any Senior Debt of such Subsidiary Guarantor is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Debt of such Subsidiary Guarantor occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Senior Debt has been paid in full in cash; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt of such Subsidiary Guarantor. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Blockage Notice under Section 11.03. Unless the holders of Designated Senior Debt giving such Payment Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, any Subsidiary Guarantor may resume (unless otherwise prohibited as described in the first two sentences of this paragraph) resume payments pursuant to its Subsidiary Guaranty after the end of such Payment Blockage Period.

         Section 12.04. DEMAND FOR PAYMENT.

         If a demand for payment is made on a Subsidiary Guarantor pursuant to
Article 10, such Subsidiary Guarantor may not pay its Subsidiary Guaranty until three Business Days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay its Subsidiary Guaranty only if this Indenture otherwise permits payment at that time.

         Section 12.05. WHEN DISTRIBUTION MUST BE PAID OVER.

         If a payment or distribution is made to holders that because of this
Article 12 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of the relevant Senior Debt and pay it over to them or their Representatives as their interests may appear.

         Section 12.06. SUBROGATION.

         After all Senior Debt of a Subsidiary Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article 12 to holders of such Senior Debt that otherwise would have been made to Holders is not, as between the relevant Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on such Senior Debt.

         Section 12.07. RELATIVE RIGHTS.

         This Article 12 defines the relative rights of Holders and holders of Senior Debt of a Subsidiary Guarantor. Nothing in this Indenture shall:

         (a) impair, as between a Subsidiary Guarantor and Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 10; or

         (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Debt of such Subsidiary Guarantor to receive distributions otherwise payable to Holders.

         Section 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY
GUARANTOR.

         No right of any holder of Senior Debt of any Subsidiary Guarantor to enforce the subordination of the Obligation of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

         Section 12.09. RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives written notice satisfactory to it that payments may not be made under this Article 12. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of any Subsidiary Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of any Subsidiary Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         Section 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

         Section 12.11. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT UNDER A SUBSIDIARY GUARANTY OR LIMIT RIGHT TO DEMAND PAYMENT.

         Nothing in this Article 12 shall prevent a default under any Subsidiary Guaranty or have any effect on the right of the Holders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article 10.

         Section 12.12. TRUSTEE ENTITLED TO RELY.

         Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Debt of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

         Section 12.13. TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         Section 12.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT OF SUBSIDIARY GUARANTOR.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

         Section 12.15. RELIANCE BY HOLDERS OF SENIOR DEBT OF A SUBSIDIARY GUARANTOR ON SUBORDINATION PROVISIONS.

         Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Subsidiary Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 13.

                           SATISFACTION AND DISCHARGE

         Section 13.01. SATISFACTION AND DISCHARGE.

         (a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein, the Company's obligations under Section 7.07, and the Trustee's and each Paying Agent's obligations under Sections 13.02 and 13.03), when:

                           (i) either:

                                    (1) all Notes that have been authenticated
                           (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                                    (2) all Notes that have not been delivered
                           to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, including Special Interest, if any, to the date of maturity or redemption;

                           (ii) no Default or Event of Default shall have
                  occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                           (iii) the Company has paid or caused to be paid all
                  sums payable by it under this Indenture; and

                           (iv) the Company has delivered irrevocable
                  instructions to the Trustee under this Indenture to apply the deposited money and/or U.S. Government Obligations toward the payment of the Notes at maturity or the redemption date, as the case may be.

         (b) The Company shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Section 13.02. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 13.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.02, the "Trustee") pursuant to Section 13.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

         Section 13.03. REPAYMENT TO COMPANY.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, including Special Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE 14.

                                  MISCELLANEOUS

         Section 14.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

         Section 14.02. NOTICES.

         (a) Any notice or communication by the Company, the Subsidiary Guarantors or the Trustee to the others is duly given if in writing (in the English language) and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the other's address:

                  If to the Company or the Subsidiary Guarantors:

                  Technical Olympic USA, Inc.
                  1200 Soldiers Field Drive
                  Sugar Land, Texas 77479
                  Attention: General Counsel
                  Telecopier No.: 281-243-0123

                  With a copy to:
                  Vinson & Elkins L.L.P.
                  1001 Fannin Street,
                  Suite 2300
                  Houston, Texas 77002
                  Attention: T. Mark Kelly
                  Telecopier No.: 713-758-2346

                  If to the Trustee:

                  Wells Fargo Bank Minnesota, National Association 213 Court Street, Suite 703
                  Middletown, Connecticut 06457
                  Attention: Corporate Trust Services
                  Telecopier No.: 860-704-6219

         (b) The Company, the Subsidiary Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt by the Trustee.

         (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 14.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 14.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

         Section 14.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         Section 14.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 14.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Subsidiary Guarantor as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         Section 14.08. GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

         Section 14.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 14.10. SUCCESSORS.

         All covenants and agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

         Section 14.11. SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 14.12. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 14.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES
Dated as of June 25, 2002

                                       ISSUER:

                                       TECHNICAL OLYMPIC USA, INC.


                                       By: /s/ Tommy L. McAden
                                          --------------------------------------
                                          Name:  Tommy L. McAden
                                          Title: Vice President - Finance and
                                                 Administration and Chief
                                                 Financial Officer




                                       GUARANTORS:

                                       ADLER REALTY CO.
                                       ADRO CONST., INC.
                                       BANYAN TRAILS, INC.
                                       ENGLE HOMES DELAWARE, INC.
                                       ENGLE HOMES FINANCING, INC.
                                       ENGLE HOMES REALTY, INC.
                                       ENGLE HOMES, INC.
                                       ENGLE HOMES/ARIZONA CONSTRUCTION, INC.
                                       ENGLE HOMES/ARIZONA, INC.
                                       ENGLE HOMES/ATLANTA, INC.
                                       ENGLE HOMES/BROWARD, INC.
                                       ENGLE HOMES/COLORADO, INC.
                                       ENGLE HOMES/GEORGIA, INC.
                                       ENGLE HOMES/GULF COAST, INC.
                                       ENGLE HOMES/JACKSONVILLE, INC.
                                       ENGLE HOMES/LAKE BERNADETTE, INC.
                                       ENGLE HOMES/NORTH CAROLINA, INC.
                                       ENGLE HOMES/ORLANDO, INC.
                                       ENGLE HOMES/PALM BEACH, INC.
                                       ENGLE HOMES/PEMBROKE, INC.
                                       ENGLE HOMES/SOUTHWEST FLORIDA, INC.
                                       ENGLE HOMES/TEXAS, INC.
                                       ENGLE HOMES/VIRGINIA, INC.
                                       GREENLEAF HOMES, INC.
                                       NEWMARK FINANCE AFFILIATE, LTD.
                                       NEWMARK FINANCE CORPORATION
                                       NEWMARK HOME CORPORATION
                                       NEWMARK HOMES BUSINESS TRUST
                                       NEWMARK HOMES L.P.
                                       NEWMARK HOMES PURCHASING, L.P.
                                       NHC HOMES, INC.
                                       NMH INVESTMENTS, INC.
                                       PACIFIC UNITED DEVELOPMENT CORP.
                                       PACIFIC UNITED L.P.
                                       PEMBROKE FALLS REALTY, INC.
                                       PREFERRED BUILDERS REALTY, INC.
                                       PREFERRED HOME MORTGAGE COMPANY
                                       PRESTIGE ABSTRACT & TITLE, LLC
                                       PROFESSIONAL ADVANTAGE TITLE, LTD.

                                       PUDC, INC.
                                       SILVERLAKE INTERESTS, L.C.
                                       ST. TROPEZ AT BOCA GOLF, INC.
                                       TAP ACQUISITION CO.
                                       TECHNICAL MORTGAGE, L.P.
                                       THE ADLER COMPANIES, INC.
                                       TM INVESTMENTS, L.L.C.
                                       UNIVERSAL LAND TITLE AGENCY, INC.
                                       UNIVERSAL LAND TITLE, INC.
                                       UNIVERSAL LAND TITLE INVESTMENT #1,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE INVESTMENT #2,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE INVESTMENT #3,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE INVESTMENT #4,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE OF SOUTH FLORIDA,
                                       LTD.
                                       UNIVERSAL LAND TITLE OF TEXAS, INC.
                                       UNIVERSAL LAND TITLE OF THE PALM BEACHES,
                                       LTD.
                                       UNIVERSAL LAND TITLE OF VIRGINIA, INC.

                                       By: /s/ Tommy L. McAden
                                          --------------------------------------
                                          Name:  Tommy L. McAden
                                          Title: Vice President - Finance and
                                                 Administration




                                       TRUSTEE:


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, AS TRUSTEE


                                       By: /s/ Joseph P. O'Donnell
                                          --------------------------------------
                                          Name: Joseph P. O'Donnell
                                               ---------------------------------
                                          Title: Corporate Trust Officer
                                                --------------------------------

                                                                       EXHIBIT A
================================================================================

                                 (Face of Note)



                          10 3/8% SENIOR NOTE DUE 2012



                                                            CUSIP
                                                                   -------------
NO.                                                               $
    -----                                                          -------------

                           TECHNICAL OLYMPIC USA, INC.

promises to pay to _____________ or registered assigns, the principal sum of _________________ Dollars ($______________) on July 1, 2012.

Interest Payment Dates: January 1 and July 1, commencing January 1, 2003.

Record Dates: December 15 and June 15.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                       TECHNICAL OLYMPIC USA, INC.


                                       By:
                                          --------------------------------------
                                          Name:  Tommy L. McAden
                                          Title: Vice President - Finance and
                                                 Administration and Chief
                                                 Financial Officer


                                       By:
                                          --------------------------------------
                                          Name:  Holly Hubenak
                                          Title: Vice President and Secretary








This is one of the Global
Notes referred to in the
within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Trustee

By:
   --------------------------
   Authorized Signatory

Dated _____________, 2002

                                 (Back of Note)

                          10 3/8% Senior Note due 2012

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY BEFORE THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A OF THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) UNDER OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Technical Olympic USA, Inc., a Delaware corporation (the "ISSUER"), promises to pay interest on the principal amount of this Note at 10 3/8% per annum until maturity and shall pay Special Interest, if any, as provided in Section 4 of the Registration Rights Agreement. The Issuer shall pay interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2003. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Holders at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.The principal of the Notes shall be payable only upon surrender of any Note at the Corporate Trust Office of the Trustee or at the specified offices of any other Paying Agent. If any Interest Payment Date for, or the due date for payment of the principal of, the Notes is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of such delay.

         3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of June 25, 2002 ("Indenture") among the Issuer, the guarantors party thereto (the "SUBSIDIARY GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer unlimited in aggregate principal amount, except only $150,000,000 in aggregate principal amount of the Notes may be issued on the Issue Date.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in clauses (b) and (c) of this Section 5, the Notes will not be redeemable at the option of the Issuer prior to July 1, 2007. Starting on that date, the Issuer may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). The following prices are for Notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount:

Year                                                                                                     Redemption Price
----                                                                                                     ---------------
2007..............................................................................................           105.188%
2008..............................................................................................           103.458%
2009..............................................................................................           101.729%
2010 and thereafter...............................................................................           100.000%

         (b) At any time prior to July 1, 2007, the Issuer may redeem, subject to the terms of the Senior Notes Indenture and its other Senior Debt, all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture at a redemption price equal to the greater of:

                           (i) 100% of the principal amount of the Notes to be
                  redeemed, and

                           (ii) the sum of the present values of (1) the
                  redemption price of the Notes at July 1, 2007 (as set forth in clause (a) of this Section 5) and (2) the remaining scheduled payments of interest from the redemption date to July 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

         Any notice to Holders of a redemption pursuant to this clause (b) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described in this clause (b), shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

         (c) At any time and from time to time prior to July 1, 2005, the Issuer may redeem up to a maximum of 35% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) that have been issued under the Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

         (d) Any prepayment pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         9. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

         10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to: cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a Surviving Person of the obligations of the Issuer under the Indenture or of a Subsidiary Guarantor under the Indenture or its Subsidiary Guaranty; provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture; secure the Notes, add to the covenants of the Issuer for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuer; make any change that does not adversely affect in any material respect the rights of any Holder of the Notes under the Indenture; make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (subject to the consent of such holders of Senior Debt pursuant to Section 9.03 of the Indenture); comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA; or provide for the issuance of additional Notes in accordance with the Indenture. No amendment or supplement may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change.

         11. DEFAULTS AND REMEDIES. Each of the following is an Event of Default under the Indenture: (1) failure to make the payment of any interest, including Special Interest, on the Notes issued under the Indenture when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under the Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise; (3) failure to comply with Section 5.01 of the Indenture; (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the preceding clause (1), (2) or (3)), and such failure continues for 30 days after written notice is given to the Issuer as provided in Section 6.01(b) of the Indenture; (5) a default under any Debt (other than Non-Recourse Debt) by the Issuer or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million that shall be rendered against the Issuer or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; (7) certain events involving bankruptcy, insolvency or reorganization of the Issuer or any Significant Subsidiary; and (8) any Subsidiary Guaranty relating to the Notes ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty), or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty relating to the Notes. A Default under clause (4) is not an Event of

Default in respect of the Notes until the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding notify the Issuer of the Default, and the Issuer does not cure such Default within the time specified after receipt of such notice. If any Event of Default (other than under clause (7)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. In the case of an Event of Default under clause (7), all outstanding Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in clause (5), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Debt described in clause (5) have rescinded the declaration of acceleration in respect of such Debt within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, including Special Interest, if any) if it determines that withholding the notice is in the interest of the Holders. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         12. TRUSTEE DEALINGS WITH ISSUER. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

         13. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor as such, shall have any liability for any Obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Technical Olympic USA, Inc.
                  1200 Soldiers Field Drive
                  Sugar Land, Texas 77479
                  Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)
and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date:
      --------------
                                       Your Signature:
                                                      --------------------------
                                       (Sign exactly as your name appears on the face of this Note)

                                       Signature Guarantee:
                                                           ---------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09, 4.13 or 4.17 of the Indenture, check the box below:

[ ]      Section 4.09      [ ]      Section 4.13      [ ]      Section 4.17

         If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09, 4.13 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $
                                         -----------

Date:                                  Your Signature:
     ------------------------                         --------------------------
                                       (Sign exactly as your name appears on the Note)

                                       Soc. Sec. or Tax Identification
                                       No.:
                                           -------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------
                             (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                           Principal Amount
                                Amount of                                 of this Global Note       Signature of
                               decrease in         Amount of increase       following such      authorized signatory
                            Principal Amount      in Principal Amount        decrease (or           of Trustee or
    Date of Exchange       of this Global Note    of this Global Note          increase)           Note Custodian
    ----------------       -------------------    -------------------     -------------------   --------------------



                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Technical Olympic USA, Inc.
1200 Soldiers Field Drive
Sugar Land, Texas 77479
Attention: General Counsel

Wells Fargo Bank Minnesota, National Association, as Trustee
213 Court Street, Suite 703
Middletown, Connecticut 06457
Attention: Corporate Trust Services

         Re:      10 3/8% Senior Notes due 2012

                  Reference is hereby made to the Indenture, dated as of June 25, 2002 (the "Indenture"), among Technical Olympic USA, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on

Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                           (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                                 or

                           (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                                 or

                           (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                                 or

                           (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, in an aggregate principal amount of at least $250,000, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                       -----------------------------------------
                                              [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:
                                             -------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

                  1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (A) OR (B)]

                           (a)      [ ] a beneficial interest in the:

                             (i)    [ ] 144A Global Note (CUSIP _________), or

                             (ii)   [ ] Regulation S Global Note (CUSIP
                                        _________), or

                             (iii)  [ ] IAI Global Note (CUSIP _________); or

                           (b)      [ ] a Restricted Definitive Note.

                  2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                           (a)      [ ] a beneficial interest in the:

                             (i)    [ ] 144A Global Note (CUSIP _________), or

                             (ii)   [ ] Regulation S Global Note (CUSIP
                                        _________), or

                             (iii)  [ ] IAI Global Note (CUSIP _________); or

                             (iv)   [ ] Unrestricted Global Note (CUSIP
                                        _________); or

                           (b)      [ ] a Restricted Definitive Note; or

                           (c)      [ ] an Unrestricted Definitive Note,

                           in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Technical Olympic USA, Inc.
1200 Soldiers Field Drive
Sugar Land, Texas 77479
Attention: General Counsel

Wells Fargo Bank Minnesota, National Association, as Trustee
213 Court Street, Suite 703
Middletown, Connecticut 06457
Attention: Corporate Trust Services

         Re:      10 3/8% Senior Notes due 2012

                              (CUSIP ____________)

                  Reference is hereby made to the Indenture, dated as of June 25, 2002 (the "Indenture"), among Technical Olympic USA, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                       -----------------------------------------
                                              [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:
                                             -------------------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Technical Olympic USA, Inc.
1200 Soldiers Field Drive
Sugar Land, Texas 77479
Attention: General Counsel

Wells Fargo Bank Minnesota, National Association, as Trustee
213 Court Street, Suite 703
Middletown, Connecticut 06457
Attention: Corporate Trust Services

         Re:      10 3/8% Senior Notes due 2012

                  Reference is hereby made to the Indenture, dated as of June 25, 2002 (the "Indenture"), among Technical Olympic USA, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors signatory thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ] a beneficial interest in a Global Note, or

                  (b) [ ] a Definitive Note,

                           we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, and such transfer is in an aggregate principal amount of at least $250,000, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       -----------------------------------------
                                          [Insert Name of Accredited Investor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
      -----------------------

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of June 25, 2002 (the "Indenture"), among Technical Olympic USA, Inc., as issuer (the "Issuer"), the Subsidiary Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and interest, including Special Interest, if any, on, the Notes, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guaranty and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guaranty. This Subsidiary Guaranty is subject to release as and to the extent set forth in Sections 8.02, 8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                       ADLER REALTY CO.
                                       ADRO CONST., INC.
                                       BANYAN TRAILS, INC.
                                       ENGLE HOMES DELAWARE, INC.
                                       ENGLE HOMES FINANCING, INC.
                                       ENGLE HOMES REALTY, INC.
                                       ENGLE HOMES, INC.
                                       ENGLE HOMES/ARIZONA CONSTRUCTION, INC.
                                       ENGLE HOMES/ARIZONA, INC.
                                       ENGLE HOMES/ATLANTA, INC.
                                       ENGLE HOMES/BROWARD, INC.
                                       ENGLE HOMES/COLORADO, INC.
                                       ENGLE HOMES/GEORGIA, INC.
                                       ENGLE HOMES/GULF COAST, INC.
                                       ENGLE HOMES/JACKSONVILLE, INC.
                                       ENGLE HOMES/LAKE BERNADETTE, INC.
                                       ENGLE HOMES/NORTH CAROLINA, INC.
                                       ENGLE HOMES/ORLANDO, INC.
                                       ENGLE HOMES/PALM BEACH, INC.
                                       ENGLE HOMES/PEMBROKE, INC.
                                       ENGLE HOMES/SOUTHWEST FLORIDA, INC.
                                       ENGLE HOMES/TEXAS, INC.
                                       ENGLE HOMES/VIRGINIA, INC.
                                       GREENLEAF HOMES, INC.
                                       NEWMARK FINANCE AFFILIATE, LTD.
                                       NEWMARK FINANCE CORPORATION
                                       NEWMARK HOME CORPORATION
                                       NEWMARK HOMES BUSINESS TRUST
                                       NEWMARK HOMES L.P.
                                       NEWMARK HOMES PURCHASING, L.P.
                                       NHC HOMES, INC.
                                       NMH INVESTMENTS, INC.
                                       PACIFIC UNITED DEVELOPMENT CORP.
                                       PACIFIC UNITED L.P.
                                       PEMBROKE FALLS REALTY, INC.
                                       PREFERRED BUILDERS REALTY, INC.
                                       PREFERRED HOME MORTGAGE COMPANY
                                       PRESTIGE ABSTRACT & TITLE, LLC
                                       PROFESSIONAL ADVANTAGE TITLE, LTD.

                                       PUDC, INC.
                                       SILVERLAKE INTERESTS, L.C.
                                       ST. TROPEZ AT BOCA GOLF, INC.
                                       TAP ACQUISITION CO.
                                       TECHNICAL MORTGAGE, L.P.
                                       THE ADLER COMPANIES, INC.
                                       TM INVESTMENTS, L.L.C.
                                       UNIVERSAL LAND TITLE AGENCY, INC.
                                       UNIVERSAL LAND TITLE, INC.
                                       UNIVERSAL LAND TITLE INVESTMENT #1,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE INVESTMENT #2,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE INVESTMENT #3,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE INVESTMENT #4,
                                       L.L.C.
                                       UNIVERSAL LAND TITLE OF SOUTH FLORIDA,
                                       LTD.
                                       UNIVERSAL LAND TITLE OF TEXAS, INC.
                                       UNIVERSAL LAND TITLE OF THE PALM BEACHES,
                                       LTD.
                                       UNIVERSAL LAND TITLE OF VIRGINIA, INC.

                                       By:
                                          --------------------------------------
                                          Name:  Tommy L. McAden
                                          Title: Vice President - Finance and
                                                 Administration

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE


         This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, is among Technical Olympic USA, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Guarantors") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee.

                                    RECITALS

         WHEREAS, the Company, certain Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of June 25, 2002 (the "Indenture"), pursuant to which the Company has originally issued $150,000,000 in aggregate principal amount of 10 3/8% Senior Notes due 2012 (the "Notes"); and

         WHEREAS, Section 9.01(a)(iv) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Subsidiary Guarantor to comply with Section
10.04 thereof, without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1.


         Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                   ARTICLE 2.


         Section 2.01. From this date, in accordance with Section 10.04 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

                                   ARTICLE 3.


         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                       TECHNICAL OLYMPIC USA, INC.


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       [SUBSIDIARY GUARANTORS]



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                             CROSS-REFERENCE TABLE*

Trust Indenture Act                                                                                 Indenture
-------------------                                                                                 ---------
310 (a)(1)........................................................................................  7.10
(a)(2)............................................................................................  7.10
(a)(3)............................................................................................  N.A.
(a)(4)............................................................................................  N.A.
(a)(5)............................................................................................  7.10
(b)...............................................................................................  7.10
(c)...............................................................................................  N.A.
311(a)............................................................................................  7.11
(b)...............................................................................................  7.11
(c)...............................................................................................  N.A.
312 (a)...........................................................................................  2.05
(b)...............................................................................................  12.03
(c)...............................................................................................  12.03
313 (a)...........................................................................................  7.06
(b)(2)............................................................................................  7.06; 7.07
(c)...............................................................................................  7.06; 12.02
314 (a)...........................................................................................  4.03; 12.02
(c)(1)............................................................................................  12.04
(c)(2)............................................................................................  12.04
(c)(3)............................................................................................  N.A.
(e)...............................................................................................  12.05
(f)...............................................................................................  NA
315 (a)...........................................................................................  7.01
(b)...............................................................................................  7.05; 12.02
(c)...............................................................................................  7.01
(d)...............................................................................................  7.01
(e)...............................................................................................  6.11
316 (a)(last sentence)............................................................................  2.09
(a)(1)(A).........................................................................................  6.05
(a)(1)(B).........................................................................................  6.04
(a)(2)............................................................................................  N.A.
(b)...............................................................................................  6.07
(c)...............................................................................................  2.02; 12.03
317 (a)(1)........................................................................................  6.08
(a)(2)............................................................................................  6.09
(b)...............................................................................................  2.04
318 (a)...........................................................................................  12.01
(b)...............................................................................................  N.A.
(c)...............................................................................................  12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.



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